Exhibit 99.2

Pacific Blue Energy Corp. Begins Permitting Process for Solar Project in Gila Bend

PHOENIX, July 28 /PRNewswire-FirstCall/ - Pacific Blue Energy Corp. (OTCBB:PBEC.ob - News), a publicly traded developer of renewable energy projects, today announced that it is preparing to begin the permitting process for 100 acres in Gila Bend, Arizona, the purchase of which should be completed in the near future. As a result of the town's solar overlay policy and strong support from town officials and staff, PBEC is on track to have the first phase of its 150 MW solar farm approved in two to four months, as opposed to the typical time frame of two years.

"Our recent meeting with the town mayor and manager demonstrated their commitment to fast tracking this project," says Joel Franklin, CEO of PBEC. "We are excited about making the first phase of our Gila Bend solar farm a reality."

PBEC is in the process of completing an American Land Title Association study on the 100 acres, which determines property lines and the location of improvements as well as identifies all easements, utilities and other conditions affecting the property. The ALTA study is scheduled to be completed by Friday, July 30, 2010.

At the same time, PBEC has begun a Phase 1 Environmental Site Assessment, which will be completed by the first week of August. The Assessment is a specific study of the presence or potential presence of hazardous substances.

"We are confident that PBEC's solar project will continue to put the spotlight on Gila Bend as a place to develop renewable energy projects," says Gila Bend Mayor Ron Henry. "We have identified the solar industry as a top priority in our economic development initiatives. Our land availability, affordability, rapid land entitlement process, and our unique geographic proximity to multi-modal transportation make Gila Bend the prime location for the solar industry."

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

More information is available at www.PacificBlueEnergyCorp.com.

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